Exhibit 10.11

(Certain information has been omitted from this exhibit and filed separately with the SEC pursuant to a request for confidential treatment under Rule 24b-2)

                                    3M - CNS
                             DISTRIBUTION AGREEMENT
                         EFFECTIVE DATE: AUGUST 2, 1995

1.       Parties

         A.       Minnesota Mining and Manufacturing Company
                  Consumer and Professional Health Care
                  Medical-Surgical Markets Division
                  275-5SW 3M Center
                  St. Paul, MN  55144

         B.       CNS, Inc.
                  1250 Park Road
                  Chanhassen, MN  55317

2.       Purpose

         A. 3M will be CNS's exclusive distributor of CNS's nasal dilator outside of the US and Canada.

         B. CNS will provide product with 3M's label, either in bulk or packaged in 3M's packaging.

         C. 3M will license the 'Breathe Right' trademark but will use 3M trade dress.

3.       Term and Termination

         A. Term Initial term: 5 years. After 5 years, the agreement continues until terminated.

         B.       Termination for cause
                  Either 3M or CNS may terminate this agreement if the other materially breaches it by giving 90 days' written notice within 90 days opportunity to cure the breach.

         C.       Termination without cause

                  1)       CNS may

                           a. terminate the EXCLUSIVITY of this agreement without cause after the third year of the initial term by giving one year written notice. Notice may be given prior to the end of the third year.

                                    i.       As of the termination date, 3M will
                                             no longer be the exclusive
                                             distributor outside the United
                                             States and Canada, and will no
                                             longer have a license to use the
                                             Breathe Right trademark;

                                    ii.      However, 3M may continue to sell
                                             product with the Breathe Right
                                             trademark which was manufactured
                                             prior to the termination date and
                                             use its inventory of packaging with
                                             the Breathe Right trademark;

                                    iii.     All other terms and conditions of
                                             this agreement will continue to
                                             apply, except for the minimum
                                             purchase requirements, which will
                                             no longer apply;

                           AND/OR

                           b. terminate this agreement after the fifth year of the initial term by

                                    i.       giving one year written notice.
                                             Notice may be given prior to the
                                             end of the fifth year; AND

                                   ii.       paying to 3M. [Confidential
                                             Treatment Requested]

                                  iii.       3M will give to CNS information
                                             about its sales of Product by
                                             customer after it receives the
                                             payment described above.

                                   iv.       NONCOMPETE. 3M will not sell other
                                             nasal dilator devices for two years
                                             after the date of termination. 3M
                                             may sell non-mechanical nasal
                                             dilators, such as pharmaceutical
                                             nasal dilators.

         2) 3M. 3M may terminate this agreement without cause after the initial term by giving one year written notice. Notice may be given prior to the end of the initial term.

                  a NONCOMPETE. 3M will not sell other nasal dilator devices for three years from the date the agreement is terminated. 3M may sell non-mechanical nasal dilators, such as pharmaceutical nasal dilators.

4.       Product

         CNS's nasal dilator packaged with 3M's labeling ('Product'). Product and package specifications stated in Exhibit A. 3M may not alter Products or change its package specifications without CNS's approval. CNS will not withhold its approval unreasonably.

5.       Prices

         A.       Exhibit B. Prices in US $. FOB CNS or assignee facility.

         B. Prices will be effective for 1995 and 1996. After 1996, CNS may change its prices as follows:

                  1) 3M components. CNS may increase its prices at anytime by the amount of any increase in prices of 3M components.

                  2) All other costs. CNS may increase its prices once per calendar year after 1996 to reflect an increase in the cost of producing the Products, excluding the cost of 3M components, by giving 3M 90 days' written notice of the price change.

                           a. CNS will not increase the price by more than the increase in the consumer price index for the previous year times [1 minus the fraction whose numerator is 3M component costs and whose denominator is the price].

         C. Cost reductions. 3M and CNS will establish targets for cost reductions and identify possible sources of reductions. CNS will determine feasibility of the cost reduction projects before implementing. CNS will lower its prices to reflect cost reductions achieved through joint cost reduction programs.

         D. Competitive prices. 3M and CNS will discuss price reductions to meet competitive situations in specific countries.

6.       Markets

         A. 3M is the exclusive distributor of CNS's nasal dilator outside of the US (including its territories, such as Puerto Rico) and Canada. 3M will use reasonable efforts to promote the Product. ("Reasonable efforts" shall mean efforts consistent with 3M's efforts relating to other products in the Consumer and Professional Health Care business unit.) CNS will not sell the nasal dilator to customers outside the US and Canada directly or through other another party.

         B. 3M will comply with all material laws and regulations applicable to the sale of the Product outside of the US and Canada. 3M is responsible for obtaining appropriate approvals to sell the Product in countries outside of the US and Canada. It will obtain those approvals in 3M's name. CNS will reasonably cooperate at its own expense.

         C. 3M will not manufacture similar nasal dilators or purchase them from other vendors during this agreement, unless CNS is unable to supply at least 75% of 3M's forecasted quantities for any reason for more than 90 days. 3M may manufacture or purchase similar nasal dilators only during the period that CNS is unable to supply them.

         D.       3M and CNS will cooperate to prevent the resale of

                  1) CNS's nasal dilator (under any label besides 3M's) outside of the US and Canada; and

                  2)       the Product (under 3M's label) in the US or Canada.

         E. CNS may request that 3M discontinue selling Product within a country in which a claim has been made that the Product infringes anyone else's intellectual property rights. If 3M continues to sell Product within that country, it shall be in default hereunder and shall waive its right to indemnification (see paragraph 12) for its sales subsequent to CNS's request.

7.       Minimum Purchases

         A.       Minimum purchases:  See Exhibit B.

                  1) The minimums stated in Exhibit B will be appropriately reduced if CNS

                           a. does not use reasonable efforts to defend its patents or tradenames;

                           b. does not have certifications (e.g. CE mark) needed to market the product competitively;

                           or where 3M cannot obtain timely regulatory or other governmental approval to sell the Product despite its reasonable efforts (as defined in 6.A.) to obtain the approvals, and these situations would have a material effect on 3M's ability to meet the minimums.

                  2) CNS's exclusive remedy in case 3M fails to meet its minimum purchases requirement is to terminate this agreement. It will not be entitled to any damages.

                  3) CNS must give 3M its notice of termination and opportunity to cure by January 31 of the year following 3M's failure to meet its minimum requirements. 3M will have 90 days to purchase the amount needed to meet the minimum. These quantities will not count toward the next year's minimum.

         B.       3M will roll-out sales globally as described in Exhibit B.

8.       Forecasts, Orders, Deliveries

         A.       Forecasts

                  1) 3M will give monthly 12 month rolling forecasts. The first three months of the forecast is 3M's order. In the next month's forecast, 3M may change the forecast for the second three months of the previous forecast by 5% and may change the previous forecast for the last six months by 15%.

                  2) For example, if in December 3M forecasts that it will purchase 100 units per month during the next twelve months, then

                           a. The forecast for January, February and March are 3M's firm orders for those months;

                           b.       In the January forecast,

                                    i.       The January forecast for February
                                             and March are firm orders from the
                                             December forecast;

                                   ii.       the January forecast for April may
                                             be increased to 105 units, which
                                             becomes 3M's firm order;

                                  iii.       the January forecast for May and
                                             June may be increased to 105 units,
                                             but these are not a firm orders;

                                   iv.       the January forecast for
                                             July-December may be increased to
                                             115 units per month, and these are
                                             not firm orders.

                  3) CNS will promptly notify 3M if it is unable to meet 3M's forecast.

         B. 3M will order using a blanket purchase order. The quantities stated are non-binding estimates. 3M will only be obligated for the first three months of each rolling forecast.

         C. Delivery by dates stated in purchase order releases. However, the delivery dates must give CNS reasonable time to acquire packaging.

         D. CNS will ship Product in containers that meet international shipping requirements. 3M will have the risk of loss when Product is delivered to its carrier at CNS's facility, except where damage is due to the use of containers that do not meet international shipping requirements.

         E.       Payment due net 30 from the date of delivery.

         F. In case of backorder, CNS will allocate to 3M the same percent of production that 3M's sales represent of CNS's total sales of nasal dilators.

9.       Manufacturing

         A. CNS will comply with all material laws and regulations, including FDA GMPs.

         B. CNS will use its best efforts to become certified where certification by authorities outside of the US is needed to market the product (e.g., CE mark in Europe).

         C. CNS will manufacture and package the Product in conformance with Product and packaging specifications. CNS will not change any specifications, processes, raw materials, or components that could affect the performance or appearance of the nasal dilator or its packaging without 3M's approval. 3M will not unreasonably withhold its approval.

         D. CNS will continue to use the 3M components it currently uses, unless 3M stops offering those components to CNS or if 3M is unable to supply CNS's requirements.

         E.       3M will provide camera-ready artwork for labels and packaging.

         F. Master file. CNS is responsible for maintaining master files and ensuring products are manufactured according to the documentation.

         G. Quality testing. CNS will certify that its products and packaging pass all QC tests.

         H. Audits. 3M may periodically audit procedures, processes, process controls, and manufacturing records of CNS and its subcontractors. CNS remains responsible for those functions and records.

         I. 3M suggestions. 3M may make suggestions regarding operations, quality assurance, cost reductions and other matters. CNS will independently determine whether to implement any of those suggestions and will be responsible for them.

         J. Inability to supply. CNS hereby grants to 3M a royalty-free license to make or have made the Product for sale outside the US and Canada for the duration of CNS's inability to supply at least 75% of 3M's forecast. 3M may exercise its rights under this license only if CNS is unable to supply 75% of 3M's forecasted quantities for any reason (other than 3M's inability to supply components) for more than 90 days.

10.      Intellectual Property

         A.       CNS trade name and patents.

                  1) CNS hereby licenses to 3M the use of the CNS "Breathe Right" trademark for use outside of the US and Canada during this agreement.

                  2) 3M will use the 'Breathe Right' trademark where it is registered and/or reasonable to do so until it receives notice of termination of 3M's exclusivity or this agreement. It will use another name where it is not reasonable to use "Breathe Right," for example, where another company claims it infringes their trademark, where "Breathe Right" cannot be protected as a trademark, or where "Breathe Right" is culturally inappropriate. From the time 3M receives notice of termination, 3M may continue to use the "Breathe Right" trademark or, at 3M's discretion, use another name for the Product.

                  3) 3M will discontinue the use of the 'Breathe Right' trade name at the end of this agreement.

                  4) 3M will notify CNS if it believes another party is infringing CNS's patents or trademarks in any country outside of the United States and Canada. CNS will promptly notify 3M whether it intends to defend its patents or trademarks. If it decides not to do so, 3M may defend them at its own cost.

         B.       3M trademarks, trade names and trade dress.

                  1) Packaging and labels will include 3M trademarks, trade names and trade dress.

                  2) CNS has no right or interest in 3M's trademarks, trade names or trade dress. It will only use them on packages it sells to 3M. It will discontinue using them at the end of this agreement or upon 3M's request.

11.      Warranties and Remedies

         A.       Warranty

                  1)       CNS warrants that its products and packages

                           a. are free from material defects in material and manufacture;

                           b. are fit to be used as indicated in the Product labeling;

                           c.       meet all specifications and performance
                                    claims;

                           d. are not adulterated or misbranded (as defined by the FDA).

                  2) CNS warrants that it has the exclusive license to make, use and sell the nasal dilator for the duration of the applicable patents in the countries where the patents apply.

                  3) CNS warrants that it has the exclusive right to use its trademark in those countries in which the trademark is registered.

         B. Remedies. If a product does not meet its warranty, CNS will repair, replace or refund 3M's purchase price, at CNS's cost. In case of a recall in any country, CNS will reimburse 3M for its reasonable costs in assisting in the recall, unless the recall is caused by defective components provided by 3M.

         C. Returned Goods. 3M will obtain CNS's authorization prior to returning any products. CNS has the right to appropriately inspect the returned goods.

12.      Indemnification

         A. CNS will indemnify and defend 3M against any claim that its products infringe anyone else's intellectual property rights (e.g., patent, copyright, trademark).

         B. CNS will indemnify and defend 3M against any claim that its products caused personal injury or property damage, unless the injury or property damage is caused by components provided by 3M.

         C. CNS's obligations to indemnify and defend 3M are conditioned upon 3M giving CNS prompt notice of the claim, giving the defense of the claim to CNS and reasonably cooperating with CNS in the defense.

         D. 3M will indemnify and defend CNS against any claim that arises from statements 3M makes about the Product which are not approved by CNS. 3M's obligations to indemnify and defend CNS are conditioned upon CNS giving 3M prompt notice of the claim, giving the defense of the claim to 3M and reasonably cooperating with 3M in the defense.

13.      No Consequential Damages

         A. 3M and CNS recognize that this agreement involves risk. Neither company guarantees that their efforts will be successful.

         B. Neither 3M nor CNS will be liable to the other for any consequential damages (for example, lost profits, business opportunities or investments) that arise as a result of this agreement or its termination.

14.      Confidential Information

         A. 3M and CNS may exchange information each considers confidential ('Confidential Information').

         B. Neither party will disclose Confidential Information it receives from the other that is in writing and labeled 'Confidential.'

                  1) marketing information: for one year from the date it receives the information;

                  2) process information: for three years from the date it receives the information.

                  There is no restriction on the internal use of the Confidential Information.

         C. The obligation not to disclose does not apply to information that

                  1)       is or becomes publicly available;

                  2) is in the possession of the receiving party prior to receipt;

                  3) is developed by the receiving party independently of the Confidential Information;

                  4) is given to the receiving party by someone else who has the right to do so.

         D. The CNS, Inc. Standard Confidential Disclosure Agreement, dated July 19, 1994, will continue to apply to Confidential Information CNS disclosed to 3M prior to the expiration of that agreement or the effective date of this agreement, whichever is earlier. The CNS, Inc. Standard Confidential Disclosure Agreement is attached as Exhibit C.

15.      Notices

         3M will send notices to:

                  Richard E. Jahnke
                  President and COO
                  CNS, Inc.
                  1250 Park Road
                  Chanhassen, MN 55317

         cc:      Patrick Delaney
                  Lindquist & Vennum P.L.L.P.
                  4200 IDS Center
                  Minneapolis, MN 55402

         CNS will send notices to:

                  David Reynolds-Gooch
                  Consumer and Personal Health Care
                  Medical-Surgical Markets Division
                  Minnesota Mining and Manufacturing Company
                  275-5SW 3M Center
                  St. Paul, MN 55144

16.      CNS Discussions with other Parties.

         CNS will notify 3M if it enters any significant discussions with other parties regarding the sale of CNS or the nasal dilator business or assets.

17.      Additional Terms and Conditions

         A. Force Majeure. Neither party is in breach if it cannot perform for reasons beyond its control.

         B. Independent Contractors. 3M and CNS are independent contractors. They are not agents of each other, partners, joint-venturers, or franchisor/franchisee. Neither has the right to bind or commit the other or act on the other's behalf.

         C. Assignment. Neither party will assign this agreement without the consent of the other, except to a successor of the nasal dilator business.

         D.       Dispute resolution

                  1) Both parties will try to amicably resolve all disputes.

                  2) If they are unable to do so, a manager from each company with full authority to resolve the dispute will meet with a mediator.

                  3) If mediation is unsuccessful within 6 months from the date CNS or 3M requests mediation in writing, either party may initiate binding arbitration. If a party needs to preserve its rights by commencing arbitration prior to the end of the 6 month period, it may do so, but will continue the arbitration until the parties attempt to mediate the dispute.

                  4) Arbitration will be held in Minnesota before a single arbitrator selected by mutual agreement from the panel of the Center for Public Resources. It will be governed by the US Arbitration Act and held in accordance with the rules of the Center for Public Resources. The arbitrator will apply Minnesota law.

                  5) Judgment of the arbitrator may be entered by any court with appropriate jurisdiction.

         F. No waiver. Neither 3M nor CNS waives any of its rights provided by this agreement because it fails to enforce them.

         G. Entire agreement. This agreement and its exhibits are the entire agreement between 3M and CNS regarding the distribution of CNS's nasal dilator by 3M. They supersede all previous agreements. They may be modified only by written agreement.

MINNESOTA MINING AND                           CNS, Inc.
MANUFACTURING COMPANY

By                                             By /s/ Richard E. Jahnke
     J. David Berkley                                 Richard E. Jahnke

Title    Vice President                        Title  President and COO
         Medical Surgical Markets Division

By  /s/ Frederick J. Palensky
        Frederick J. Palensky

Title    Vice President
         Medical Products Technology Division

Exhibit A:                 Products and package specs
Exhibit B:                 Prices, minimum purchase requirements
Exhibit C:                 CNS, Inc. Standard Confidential Disclosure Agreement


                                    3M - CNS
                             DISTRIBUTION AGREEMENT

                                    EXHIBIT A
                      PRODUCT AND PACKAGING SPECIFICATIONS

                  Product and Packaging specifications: CNS specifications for its current product and packaging. To be provided by CNS promptly after signing.

                  All packaging (including shipping cartons) must meet international shipping requirements. CNS will supply to 3M results of tests validating that the packaging meets those requirements, upon request by 3M.

                                   EXHIBIT B

                                    PRICING
                       [Confidential Treatment Requested]

                               VOLUME COMMITMENTS

YEAR                   '95              '96              '97              '98            '99            2000
----                   ---              ---              ---              ---            ---            ----
Volume

                       [Confidential Treatment Requested]



REGION ROLL-OUT PLAN:

'95
                        [Confidential Treatment Requested]

'96

PRICING

                                            1995                  1996
                                            ----                 ----

                  Bulk
                                        [Confidential Treatment Requested]

                  Finished Goods*


                                    EXHIBIT C

                                    CNS, INC.
                              STANDARD CONFIDENTIAL
                              DISCLOSURE AGREEMENT

         This agreement and entered into as of this 19th day of July, 1994, by and between CNS, Inc., which has an office at 1250 Park Road, Chanhassen, Minnesota 55317 (hereinafter referred to as "CNS"), and 3M Company, which has an office at 3M Center, St. Paul, Minnesota, (hereinafter referred to as "Recipient").

         WHEREAS, both parties for their mutual benefit, desire that CNS disclose certain technical and business information relating to CNS and its products.

         NOW, THEREFORE, it is agreed:

         Definition: Confidential and Proprietary Information - The term "Confidential and Proprietary (C/P) Information" shall mean information not generally known, including trade secrets, about CNS's methods, processes, and products, including but not limited to, information relating to such matters as research and development, manufacturing methods, regulatory matters, processes, techniques, applications for particular technologies, materials or designs, vendor names, customer lists, management systems, and sales and marketing plans. All information disclosed by CNS to the Recipient which is marked or described as C/P Information within 30 days of disclosure, shall be C/P Information.

Handling of Confidential and Proprietary Information:

         Recipient agrees to treat such Confidential/Proprietary Information as such for a period of five years from the date received, and will handle such C/P Information with the same degree of care it uses to handle its own C/P Information, but with no less than a reasonable degree of care. There shall be no restrictions on the handling of information which is not Confidential/Proprietary Information, which includes information that:

         1. was in possession of Recipient prior to receiving it from CNS, or

         2. is or becomes part of the public knowledge or literature by acts other than those of Recipient after receiving it, or

         3. is or becomes available to Recipient from a source other than CNS that is not under a duty of confidentiality to CNS, or

         4. is or becomes available to a third party from CNS on an unrestricted basis, or

         5. is transmitted by CNS after receiving notification in writing from Recipient that it does not desire to receive any further Proprietary Information, or

         6. is independently developed by Recipient without the use of CNS's C/P Information, or

         7.       is transmitted after the expiration of this agreement.

Limitation on Disclosure:

         Recipient shall not divulge, in whole or in part, such Confidential/Proprietary Information to any third party without the prior written consent of CNS, but only to the extent and during the period of time that such Information is to be treated as Confidential/Proprietary under the foregoing provisions of this Agreement.

Limitation of Use:

         Recipient shall make no commercial use, in whole or in part, of any such Confidential/Proprietary Information without the prior written consent of CNS, but only to the Extent, and during the period, of time such information is to be treated as Confidential/Proprietary under the foregoing provisions of this Agreement. Recipient of C/P Information may retain in the offices of its legal counsel one copy of any written C/P Information for record purposes only.

Term:

         The term of this Agreement shall be for an original period of one year commencing on the date recited in the first paragraph of this Agreement; however, Recipient's obligations with respect to Confidential/Proprietary Information disclosed to it prior to termination shall not be affected by the termination of this Agreement.

Mutual Disclaimers:

         No rights or obligations other than those expressly recited herein are to be implied from this Agreement. In particular, no license is hereby granted directly or indirectly under any patent now held by, or which may be obtained by, or which is or may be licensable by either party.

CNS, Inc.                                   3M

By:     /s/ Richard E. Jahnke                By:     /s/ J. David Berkley

Title: President & COO                       Title:   General Manager

Date   7/22/94                               Date     7/19/94